Exhibit 107

EX-FILING FEES

Calculation of Filing Fee Tables

Form F-4

(Form Type)

SUNCAR TECHNOLOGY GROUP INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

CALCULATION OF REGISTRATION FEE

FORM F-4
(Form Type)

	Security Type	Security Class Title	Fee Calculation Rule (2)	Amount Registered		Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Class A Ordinary Shares, $0.0001 par value per share (1)	457(f)	30,371,435	(1)	—	$1,012	$0.0001102	—
Fees to Be Paid	Equity	Class B Ordinary Shares, $0.0001 par value per share (1)	457(f)	49,628,565	(1)	—	$1,654	$0.0001102	—
Fees to Be Paid	Equity	Class A Ordinary Shares, $0.0001 par value per share (1)	457(f)	1,745,613	(1)	—	$58	$0.0001102	—
Fees to Be Paid	Equity	Class A Ordinary Shares, $0.0001 par value per share (1)	457(f)	1,816,250	(1)	—	$61	$0.0001102	—
Fees to Be Paid	Equity	Class A Ordinary Shares, $0.0001 par value per share (1)	457(f)	3,050,000	(1)	—	$102	$0.0001102	—
Fees to Be Paid	Equity	Class A Ordinary Shares, $0.0001 par value per share (1)	457(f)	610,000	(1)	—	$20	$0.0001102	—
Fees to Be Paid	Equity	Class A Ordinary Shares, $0.0001 par value per share (1)	457(f)	287,500	(1)	—	$10	$ 0.0001102	—
Fees to Be Paid	Equity	Class A Ordinary Shares, $0.0001 par value per share (1)	457(f)	28,750	(1)	—	$1	$ 0.0001102	—
Fees to Be Paid	Equity	Class A Ordinary Shares, $0.0001 par value per share (1)	457(f)	143,750	(1)	—	$5	$ 0.0001102	—
Fees to Be Paid	Equity	Class A Ordinary Shares, $0.0001 par value per share (1)	457(f)	1,001,250	(1)	—	$33	$ 0.0001102	—
Fees to Be Paid	Warrants			6,100,000	(1)	—	$203	$0.0001102	—
Fees to Be Paid	Warrants			287,500	(1)	—	$10	$0.0001102	—
	Total Offering Amounts					—	$3,169	$0.0001102	$0.35
	Net Fee Due								$0.35

(1)	Based on the maximum number of Class A ordinary shares, $0.0001 par value per share (“Class A Ordinary Shares”) and Class B ordinary shares, $0.0001 par value per share (“Class B Ordinary Shares”), of the registrant issuable upon a business combination (the “Business Combination”) involving Goldenbridge Acquisition Limited (“GBRG”) and Auto Services Group Limited, a Cayman Islands exempted company (“SunCar”). This number is based on the 30,371,435 Class A Ordinary Shares and 49,628,565 Class B Ordinary Shares issuable as consideration in connection with the Business Combination to the existing shareholders of SunCar in accordance with the terms of the Agreement and Plan of Merger, dated May 23, 2022. This number includes: (1) 30,371,435 Class A Ordinary Shares to be issued to the existing shareholders of SunCar, (2) 49,628,565 Class B Ordinary Shares to be issued to the existing shareholders of SunCar, (3) 1,745,613 Class A Ordinary Shares to be issued to GBRG public shareholders, (4) 1,816,250 Class A Ordinary Shares to be issued to the GBRG Sponsor, GBRG directors, certain affiliates of GBRG and certain other shareholders, including Class A Ordinary Shares underlying the Private Units, (5) 6,100,000 Warrants to purchase Class A Ordinary Shares held by GBRG shareholders, including the Warrants underlying the Private Units, (6) 3,050,000 Class A Ordinary Shares underlying the Warrants, including the Warrants underlying the Private Units, (7) 610,000 Class A Ordinary Shares underlying the Rights, (8) 287,500 Class A Ordinary Shares included in the Units underlying the Unit Purchase Option, (9) 28,750 Class A Ordinary Shares underlying the Rights included in the Units underlying the Unit Purchase Option, (10) 287,500 Warrants included in the Units underlying the Unit Purchase Option, (11) 143,750 Class A Ordinary Shares underlying the Warrants included in the Units underlying the Unit Purchase Option; and (12) 1,001,250 Class A Ordinary Shares to be issued to advisors. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share dividends or similar transactions.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act of 1933, as amended (the “Securities Act”). SunCar, a corporation, is a private company, no market exists for its securities and SunCar has an accumulated deficit. Therefore, the proposed maximum aggregate offering price is one-third of the aggregate par value of the SunCar securities expected to be exchanged in the Business Combination.

(3)	Calculated pursuant to Rule 457 of the Securities Act by calculating the product of (i) the proposed maximum aggregate offering price and (ii) 0.0001102.